EXHIBIT 99.4

     The estimated expenses incurred by the Company in connection with its issuance and distribution of the Securities are set forth in the following table:

SEC Registration Fee*         $ 6,250
NYSE Listing Fee                1,000
Blue Sky Fees and Expenses         --
Printing and Engraving Costs       --
Rating Agencies' Fees              --
Accounting Fees and Expenses   25,000
Legal Fees and Expenses        50,000
Trustee and Registrar Fees     10,000
Miscellaneous                   2,750
                              -------
 Total                        $95,000
                              =======

______________________
* On January 12, 2001, the Company filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form S-3 for the registration of $300,000,000 of various securities. In connection with the filing of such Registration Statement, the Company applied funds previously paid to the Commission to cover the registration fee of $75,000. Because the Securities were issued pursuant to the Registration Statement, the amount set forth represents the amount of the previously paid registration fee properly allocable to the registration of the Securities.
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